UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 18, 2024

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Merritt 7, 4th Floor	Norwalk	Connecticut	06851
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	TEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Terex Corporation (“Terex” or the “Company”) announced on November 21, 2024 that Julie A. Beck, currently Senior Vice President and Chief Financial Officer, will be stepping down from that role effective once the Company files its 2024 Annual Report on Form 10-K and is leaving the Company effective April 1, 2025.

Jennifer Kong-Picarello, 46, will join Terex as Senior Vice President, Finance effective February 3, 2025 and become Senior Vice President and Chief Financial Officer effective after Terex files its 2024 Annual Report on Form 10-K.

Since 2022 Ms. Kong-Picarello has served as Senior Vice President, CFO of Energy Management, a €28 billion segment with six global divisions within Schneider Electric. From 2013 through 2022, she worked in a number of senior finance positions for Honeywell, including as Vice President, CFO of Honeywell's $3 billion Intelligrated division in warehouse automation and material handling solutions. She brings over 20 years of professional experience through finance leadership roles at Schneider Electric, Honeywell and Tyco. Ms. Kong-Picarello began her career with Deloitte in public accounting.

Ms. Kong-Picarello’s annual base salary will be $650,000, which will be reviewed annually by Terex in accordance with its normal review process, and she will be eligible for an incentive bonus with a target set at 75% of her annual salary. Subject to compliance with all applicable laws, Ms. Kong-Picarello will receive (i) a sign on bonus of $500,000 and (ii) an initial sign-on grant of shares of Terex common stock worth approximately $1,150,000, which will vest ratably over a three year period. Ms. Kong-Picarello will also be eligible for a 2025 long-term incentive award in the amount of $1,400,000, which will be both time and performance based. The timing and form of this award will be consistent with the timing and form of similar 2025 long term incentive awards granted to other Terex executives.

Ms. Kong-Picarello will be offered a Change in Control and Severance Agreement in form and terms substantially similar to that provided to other executive officers of Terex, which will provide for one year of salary, bonus and benefits upon the occurrence of certain events.

Ms. Kong-Picarello also will be eligible to participate in the Terex Corporation Defined Contribution Supplemental Executive Retirement Plan, which provides for an annual contribution of 10% of her annual salary and bonus.

Ms. Kong-Picarello will be eligible to participate in the Company’s ERISA Excess Plan or Deferred Compensation Plan and will receive relocation assistance in connection with her move to the Norwalk, Connecticut area.

Ms. Kong-Picarello will also be subject to customary non-compete and confidentiality provisions.

The foregoing summary is qualified in its entirety by reference to Ms. Kong-Picarello’s offer letter dated November 18, 2024, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The Company issued a press release on November 21, 2024 announcing Ms. Beck’s departure and Ms. Kong-Picarello’s upcoming appointment. A copy of this press release is included as Exhibit 99.1 and is hereby incorporated by reference into this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of Terex Corporation issued on November 21, 2024.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2024

TEREX CORPORATION

By: /s/Scott J. Posner
Scott J. Posner
Senior Vice President
General Counsel and Secretary